Exhibit 99.1

COINSTAR, INC. ANNOUNCES 2012 SECOND QUARTER RESULTS

Revenue Growth and Operational Excellence Drive Strong Bottom Line Results;

Redbox Picks Up 8 Percentage Points in Market Share

BELLEVUE, Wash.—July 26, 2012—Coinstar, Inc. (Nasdaq: CSTR) today announced financial results for the second quarter and six months ended June 30, 2012.

“Coinstar’s second quarter was marked by strong bottom line performance and significant progress against key initiatives positioning the company for long-term growth,” said Paul Davis, chief executive officer of Coinstar, Inc. “Redbox began its expansion into Canada, extended its lead in physical rentals achieving more than 42 percent unit market share, and closed the NCR transaction. We launched our Rubi™ coffee kiosk business in partnership with Seattle’s Best Coffee and made further progress across multiple innovation paths that we believe will provide growth and opportunity for our company well into the future.”

Coinstar’s 2012 second quarter and six months financial highlights included:

	2012 Second Quarter	2012 Six Months
• Consolidated revenue	$532.2 million	$1,100.4 million
• Operating income	$69.8 million	$148.1 million
• Core adjusted EBITDA from continuing operations* (See Appendix A)	$121.3 million	$250.4 million
• Diluted earnings per share from continuing operations	$1.11	$2.75
• Core diluted earnings per share* (See Appendix A)	$1.25	$2.62
• Net cash flows from operating activities from continuing operations	$139.3 million	$194.2 million
• Free cash flow from continuing operations* (See Appendix A)	$100.6 million	$117.5 million

“Our performance across the board once again underscores the strength of our business, as we drive profitable growth and generate free cash flow while continuing to invest in our future,” said J. Scott Di Valerio, chief financial officer of Coinstar, Inc. “We have the talent and resources to increase our Redbox footprint in the U.S. and Canada, expand the rollout of Rubi, support Redbox Instant™ by Verizon and our New Ventures concepts, while we continue investing in our systems and infrastructure. We remain confident our investments position Coinstar to continue delivering long-term value to our shareholders.”

Revenue for the second quarter of 2012 increased 22% to $532.2 million compared with the second quarter of 2011, driven primarily by Redbox revenue growth of 26% to $458.0 million, primarily the result of new kiosk installations, growth in same store sales and the price increase implemented in October 2011. Coin revenue grew 4% to $73.9 million, reflecting new kiosk installations as well as growth in number of transactions and transaction size.

Operating income for the second quarter of 2012 was $69.8 million, which resulted in an operating margin of 13%, compared with operating income of $58.2 million and an operating margin of 13% in the second quarter of 2011.

Income from continuing operations for the second quarter of 2012 was $36.9 million, or diluted earnings per share from continuing operations of $1.11, an increase in diluted earnings per share of 13% compared with $0.98 per share in the second quarter of 2011.

*	Refer to Appendix A for a discussion of non-GAAP financial measures, including the exclusion of certain non-core items.

Net cash flows from operating activities from continuing operations in the second quarter of 2012 was $139.3 million, compared with $111.9 million in the second quarter of 2011. Cash paid for capital expenditures for continuing operations for the second quarter of 2012 was $38.7 million, compared with $49.4 million in the second quarter of 2011. Free cash flow from continuing operations for the second quarter of 2012 was $100.6 million, compared with $62.5 million in the second quarter of 2011.

Guidance

Guidance for the 2012 full year and third quarter reflects the impact of the acquisition of the NCR DVD kiosk business, including our expectations to replace between 2,500 and 2,900 of the 6,200 active NCR kiosks when the transaction closed with Redbox kiosks by the end of 2012.

For the 2012 full year, Coinstar management expects:

•	Consolidated revenue between $2.210 billion and $2.310 billion;

•	Core adjusted EBITDA from continuing operations* between $480 million and $505 million;

•	Core diluted EPS from continuing operations* between $4.60 and $4.90 on a fully diluted basis; and

•	Free cash flow from continuing operations* between $140 million and $165 million.

For the 2012 third quarter, Coinstar management expects:

•	Consolidated revenue between $550 million and $575 million;

•	Core adjusted EBITDA from continuing operations* between $121 million and $131 million; and

•	Core diluted EPS from continuing operations* between $1.09 and $1.24 on a fully diluted basis.

Additional Information

Coinstar has provided additional comments on guidance in prepared remarks that also review the company’s 2012 second quarter operating and financial results. The prepared remarks are posted on the Investor Relations section of the corporate website at www.coinstarinc.com along with this press release. The 2012 second quarter Segment Supplement, which provides historical data in Excel format and replaces the Investor Update, is also posted on the website.

Conference Call

Paul Davis and J. Scott Di Valerio will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to answer questions related to the company’s performance and guidance. The conference call will be webcast live and archived on the Investor Relations section of Coinstar’s website at www.coinstarinc.com. A recording of the call will be available approximately two hours after the call ends through August 9, 2012, at 1-888-286-8010 or 1-617-801-6888, passcode 22589733.

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known Redbox® self-service DVD and video game rental and Coinstar® self-service coin-counting brands. The company has approximately 38,500 Redbox DVD kiosks and 20,200 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. As a result of the asset purchase agreement with NCR Corporation that closed on June 22, 2012, Redbox also offers DVD rentals through approximately 6,200 additional kiosks acquired from NCR. For more information, visit www.coinstarinc.com.

*	Refer to Appendix A for a discussion of non-GAAP financial measures, including the exclusion of certain non-core items.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results, including 2012 third quarter and 2012 full year results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc. and Redbox, as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to,

•	competition from other digital entertainment providers,

•	the ability to achieve the strategic and financial objectives for our entry into a new business,

•	our limited ability to direct the management or policies of the new joint venture with Verizon Communications,

•	failure to receive the expected benefits of the NCR relationship,

•	the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers,

•	payment of increased fees to retailers, suppliers and other third-party providers, including financial service providers,

•	the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, or in sufficient quantity, for home entertainment viewing,

•	noteholders electing to convert our convertible notes,

•	the effective management of our content library,

•	the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands,

•	the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses,

•	the ability to adequately protect our intellectual property, and

•	the application of substantial federal, state, local and foreign laws and regulations specific to our business.

The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

###

(Financial Statements Follow)

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

Use of Non-GAAP Financial Measures

Non-GAAP Financial Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”).

We use the following non-GAAP financial measures to evaluate our financial results:

•	Core adjusted EBITDA from continuing operations;

•	Core diluted earnings per share (“EPS”) from continuing operations; and

•	Free cash flow from continuing operations.

These measures, the definitions of which are presented below, are non-GAAP because they exclude certain amounts which are included in the most directly comparable measure calculated and presented in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for our GAAP financial measures and may not be comparable with similarly titled measures of other companies.

Core and Non-Core Results

We distinguish our core activities, those associated with our primary operations, from non-core activities. Non-core activities are primarily nonrecurring events or events we do not control. Our non-core adjustments include i) deal fees primarily related to the NCR Asset Acquisition, ii) income or loss from equity method investments, which represents our share of income or loss from entities we do not consolidate or control, and iii) a gain on the grant of a license to use certain Redbox trademarks to Redbox Instant™ by Verizon (“Non-Core Adjustments”). We believe investors should consider our core results because they are more indicative of our ongoing performance and trends and are more consistent with how management evaluates our operational results and trends.

Core Adjusted EBITDA from Continuing Operations

Our non-GAAP financial measure core adjusted EBITDA from continuing operations is defined as earnings before depreciation, amortization and other; interest expense, net; income taxes; share-based payments expense; and Non-Core Adjustments.

A reconciliation of core adjusted EBITDA from continuing operations to income from continuing operations, the most comparable GAAP financial measure, is presented in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in thousands	2012	2011	2012	2011
Income from continuing operations	$36,875	$31,461	$90,571	$46,303
Depreciation, amortization and other	43,629	35,490	84,420	70,134
Interest expense, net	3,027	6,156	7,141	13,462
Income taxes	24,775	20,110	60,447	29,371
Share-based payments expense(1)	5,938	5,453	14,730	8,493

Adjusted EBITDA from continuing operations	114,244	98,670	257,309	167,763
Non-core adjustments:
Deal fees	2,012	48	3,215	216
Loss from equity method investments	5,044	458	9,385	608
Gain on formation of Redbox Instant by Verizon	—	—	(19,500)	—

Core Adjusted EBITDA from continuing operations	$121,300	$99,176	$250,409	$168,587

(1)	Includes both non-cash share-based compensation for executives, non-employee directors and employees as well as share-based payments for content arrangements.

Core Diluted EPS from Continuing Operations

Our non-GAAP financial measure core diluted EPS from continuing operations is defined as diluted earnings per share from continuing operations excluding Non-Core Adjustments, net of applicable taxes.

A reconciliation of core diluted EPS from continuing operations to diluted EPS from continuing operations, the most comparable GAAP financial measure, is presented in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Diluted EPS from continuing operations	$1.11	$0.98	$2.75	$1.44
Non-core adjustments, net of tax:(1)
Deal fees	0.04	—	0.06	—
Loss from equity method investments	0.10	0.01	0.17	0.01
Gain on formation of Redbox Instant by Verizon	—	—	(0.36)	—

Core diluted EPS from continuing operations	$1.25	$0.99	$2.62	$1.45

(1)	Non-Core Adjustments are presented after-tax using the applicable effective tax rate for the respective periods.

Free Cash Flow from Continuing Operations

Our non-GAAP financial measure free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations after capital expenditures. We believe free cash flow from continuing operations is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. The table below provides a reconciliation of net cash provided by operating activities from continuing operations, the most comparable GAAP financial measure, to free cash flow from continuing operations:

	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in thousands	2012	2011	2012	2011
Net cash provided by operating activities	$139,303	$111,865	$194,221	$171,860
Purchase of property and equipment	(38,694)	(49,405)	(76,701)	(87,877)

Free cash flow from continuing operations	$100,609	$62,460	$117,520	$83,983

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue	$532,220	$435,228	$1,100,399	$859,300

Expenses:
Direct operating	356,799	292,513	747,209	607,586
Marketing	5,610	7,857	12,567	12,974
Research and development	3,614	2,093	7,544	4,300
General and administrative	52,788	39,057	100,599	74,719
Depreciation and other	43,005	34,805	83,109	68,764
Amortization of intangible assets	624	685	1,311	1,370

Total expenses	462,440	377,010	952,339	769,713

Operating income	69,780	58,218	148,060	89,587

Other income (expense):
Income (loss) from equity method investments, net	(5,044)	(458)	10,115	(608)
Interest expense, net	(3,027)	(6,156)	(7,141)	(13,462)
Other, net	(59)	(33)	(16)	157

Total other income (expense)	(8,130)	(6,647)	2,958	(13,913)

Income from continuing operations before income taxes	61,650	51,571	151,018	75,674
Income tax expense	(24,775)	(20,110)	(60,447)	(29,371)

Income from continuing operations	36,875	31,461	90,571	46,303
Loss from discontinued operations, net of tax	—	(4,722)	—	(11,068)

Net income	36,875	26,739	90,571	35,235

Other comprehensive income, before tax:
Foreign currency translation adjustment	(862)	(35)	(135)	710
Interest rate hedges on long-term debt	—	—	—	896
Gain on short-term investments	—	(24)	—	(20)
Income tax expense related to items of other comprehensive income	—	9	—	(342)

Other comprehensive income, net of tax	(862)	(50)	(135)	1,244

Comprehensive income	$36,013	$26,689	$90,436	$36,479

Basic earnings (loss) per share:
Continuing operations	$1.20	$1.03	$2.95	$1.50
Discontinued operations	—	(0.15)	—	(0.36)

Basic earnings per share	$1.20	$0.88	$2.95	$1.14

Diluted earnings (loss) per share:
Continuing operations	$1.11	$0.98	$2.75	$1.44
Discontinued operations	—	(0.15)	—	(0.34)

Diluted earnings per share	$1.11	$0.83	$2.75	$1.10

Weighted average shares used in basic per share calculations	30,776	30,542	30,682	30,803
Weighted average shares used in diluted per share calculations	33,190	32,144	32,908	32,141

COINSTAR, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2012	2011

Assets
Current Assets:
Cash and cash equivalents	$321,635	$341,855
Accounts receivable, net of allowances of $1,764 and $1,586	47,872	41,246
Content library	150,756	142,386
Deferred income taxes	32,324	84,228
Prepaid expenses and other current assets	34,002	25,274

Total current assets	586,589	634,989

Property and equipment, net	512,633	499,178
Notes receivable	25,858	24,374
Deferred income taxes	899	647
Goodwill and other intangible assets	362,471	274,583
Other long-term assets	53,236	17,066

Total assets	$1,541,686	$1,450,837

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$156,146	$175,550
Accrued payable to retailers	125,391	127,450
Other accrued liabilities	152,805	148,996
Current callable convertible debt	183,179	—
Current portion of long-term debt	14,225	13,986
Current portion of capital lease obligations	10,466	12,057

Total current liabilities	642,212	478,039

Long-term debt and other long-term liabilities	177,081	359,288
Capital lease obligations	12,242	11,768
Deferred tax liabilities	87,152	87,840

Total liabilities	918,687	936,935

Commitments and contingencies	—	—
Debt conversion feature	16,821	—

Stockholders’ Equity:
Preferred stock, $0.001 par value - 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value - 60,000,000 and 45,000,000 authorized; 35,749,944 and 35,251,932 shares issued; 31,307,790 and 30,879,778 shares outstanding	487,147	481,249
Treasury stock	(157,483)	(153,425)
Retained earnings	279,320	188,749
Accumulated other comprehensive loss	(2,806)	(2,671)

Total stockholders’ equity	606,178	513,902

Total liabilities and stockholders’ equity	$1,541,686	$1,450,837

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating Activities:
Net income	$36,875	$26,739	$90,571	$35,235
Adjustments to reconcile net income to net cash flows from operating activities from continuing operations:
Depreciation and other	43,005	34,805	83,109	68,764
Amortization of intangible assets and deferred financing fees	1,155	1,192	2,374	2,385
Share-based payments expense	5,938	5,453	14,730	8,493
Excess tax benefits on share-based payments	(598)	(186)	(3,737)	(2,314)
Deferred income taxes	25,440	19,593	56,624	25,949
Loss from discontinued operations, net of tax	—	4,722	—	11,068
(Income) loss from equity method investments, net	5,044	458	(10,115)	608
Non-cash interest on convertible debt	1,764	1,626	3,481	3,209
Other	(1,802)	(119)	(3,313)	(131)
Cash flows from changes in operating assets and liabilities from continuing operations	22,482	17,582	(39,503)	18,594

Net cash flows from operating activities from continuing operations	139,303	111,865	194,221	171,860

Investing Activities:
Purchases of property and equipment	(38,694)	(49,405)	(76,701)	(87,877)
Proceeds from sale of property and equipment	525	175	669	351
Proceeds from sale of businesses, net	—	12,221	—	12,221
Acquisition of NCR DVD kiosk business	(100,000)	—	(100,000)	—
Equity investments	—	—	(28,350)	(2,320)

Net cash flows from investing activities from continuing operations	(138,169)	(37,009)	(204,382)	(77,625)

Financing Activities:
Principal payments on capital lease obligations and other debt	(4,511)	(4,932)	(9,194)	(17,073)
Principal payments on term loan	(2,187)	—	(4,375)	—
Net payments on credit facility	—	(25,000)	—	(25,000)
Excess tax benefits related to share-based payments	598	186	3,737	2,314
Repurchases of common stock and ASR program	(4,058)	—	(4,058)	(63,349)
Proceeds from exercise of stock options, net	1,768	1,080	3,981	1,340

Net cash flows from financing activities from continuing operations	(8,390)	(28,666)	(9,909)	(101,768)

Effect of exchange rate changes on cash	(737)	(22)	(150)	645

Increase (decrease) in cash and cash equivalents from continuing operations	(7,993)	46,168	(20,220)	(6,888)
Cash flows from discontinued operations:
Operating cash flows	—	2,952	—	9,678
Investing cash flows	—	(13,452)	—	(12,678)
Financing cash flows	—	—	—	—

Net cash flows from discontinued operations	—	(10,500)	—	(3,000)

Increase (decrease) in cash and cash equivalents	(7,993)	35,668	(20,220)	(9,888)
Cash and cash equivalents:
Beginning of period	329,628	137,860	341,855	183,416

End of period	$321,635	$173,528	$321,635	$173,528

Coinstar, Inc.

Business Segment Information

(in thousands)

(unaudited)

As a complement to our Consolidated Statements of Comprehensive Income, we are providing the following information related to our business segments, which includes segment operating income (loss). Management, including our chief executive officer, evaluates the performances of our business segments primarily on segment revenue and segment operating income from continuing operations before depreciation, amortization and other, and certain share-based payments (“segment operating income”). We utilize segment revenue and segment operating income because we believe they provide useful information for effectively allocating resources among business segments, evaluating the health of our business segments based on metrics that management can actively influence, and gauging our investments and our ability to service, incur or pay down debt.

	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in thousands	2012	2011	2012	2011
Revenue:
Redbox	$457,968	$363,862	$960,910	$726,206
Coin	73,855	71,065	138,681	132,428
New Ventures	397	301	808	666

Consolidated revenue	$532,220	$435,228	$1,100,399	$859,300

Segment operating income reconciled to GAAP operating income:

	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in thousands	2012	2011	2012	2011
Segment operating income (loss)(1)
Redbox(2)	$96,720	$74,017	$205,538	$124,838
Coin	25,727	26,800	45,046	47,409
New Ventures	(6,152)	(4,767)	(11,769)	(7,322)

Subtotal	116,295	96,050	238,815	164,925

Depreciation, amortization and other:
Redbox	35,335	27,360	67,778	54,458
Coin	8,279	7,451	16,620	14,822
New Ventures	15	679	22	854

Total depreciation, amortization and other	43,629	35,490	84,420	70,134

Share-based compensation expense	2,886	2,342	6,335	5,204

Operating income (loss):
Redbox	61,385	46,657	137,760	70,380
Coin	17,448	19,349	28,426	32,587
New Ventures	(6,167)	(5,446)	(11,791)	(8,176)
Share-based compensation expense	(2,886)	(2,342)	(6,335)	(5,204)

Total operating income	$69,780	$58,218	$148,060	$89,587

(1)	Operating income (loss) before depreciation, amortization and other, and share-based compensation expense.
(2)	Share-based payments expense related to our content arrangements have been allocated to our Redbox segment.